UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2006

ALAMOSA HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-32357	75-2890997
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5225 S. Loop 289, Lubbock, Texas	79424
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (806) 722-1100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 21, 2005, Alamosa Holdings, Inc. (“Alamosa” or the “Company”) entered into a merger agreement (the “Merger Agreement”) with Sprint Nextel Corporation (“Sprint Nextel”) and AHI Merger Sub Inc., a wholly owned subsidiary of Sprint Nextel (“Merger Sub”), pursuant to which Merger Sub would merge with and into the Company (the “Merger”), with the Company surviving the Merger. On February 1, 2006, the Merger was consummated. Former Alamosa common stockholders are entitled to receive $18.75 in cash (less any required withholding taxes and without interest) in exchange for each share of Alamosa common stock that they own, and former Alamosa series B preferred stockholders are entitled to receive $1,378.69 in cash (less any required withholding taxes and without interest), plus accrued and unpaid dividends.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the closing of the Merger, the Company notified the NASDAQ national market that each of the shares of the Company’s common stock, par value, $0.01, has been converted into the right to receive $18.75 per share, as described in Item 2.01. Concurrently with the filing of this report, the Company has filed a Form 15 with the Securities and Exchange Commission to terminate the registration of its common stock and rights to purchase Series A preferred stock under Section 12(g) of the Securities Exchange Act of 1934, as amended.

Item 5.01 Changes in Control of Registrant.

As a result of the Merger, Sprint Nextel became the owner of 100% of the voting securities of Alamosa. Merger Sub was merged with and into Alamosa, with Alamosa surviving the Merger as a wholly owned subsidiary of Sprint Nextel. Former Alamosa common stockholders are entitled to receive $18.75 in cash (less any required withholding taxes and without interest) in exchange for each share of Alamosa common stock that they own, and former Alamosa series B preferred stockholders are entitled to receive $1,378.69 in cash (less any required withholding taxes and without interest), plus accrued and unpaid dividends.

Item 5.03 Amendments to Articles of Incorporation and Bylaws.

Pursuant to the Merger Agreement, the certificate of incorporation and the bylaws of Alamosa were amended and restated as of the effective time of the Merger. The amended and restated certificate of incorporation and the amended and restated bylaws of Alamosa are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Number	Exhibit
3.1	Amended and Restated Certificate of Incorporation of Alamosa Holdings, Inc.

3.2	Amended and Restated Bylaws of Alamosa Holdings, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALAMOSA HOLDINGS, INC.

Date: February 1, 2006	By:	/s/ Kendall Cowan
Kendall Cowan, Chief Financial Officer

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